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                                                                    Exhibit 10.3

                       FORM OF RIGHT TO PURCHASE AGREEMENT


         THIS RIGHT TO PURCHASE AGREEMENT (the "Agreement"), dated as of January ___, 1999, is made and entered into by and between CORRECTIONAL MANAGEMENT SERVICES CORPORATION, a Tennessee corporation (hereinafter referred to as "CMSC") and PRISON REALTY CORPORATION, a Maryland corporation (hereinafter referred to as the "Company").

                                    RECITALS

         WHEREAS, CMSC may have an ownership interest in certain existing correctional or detention facilities in the future and may develop or acquire additional correctional and detention facilities in the future; and

         WHEREAS, CMSC desires to grant to the Company herewith a right of first refusal under certain circumstances to purchase all Future Facilities (as defined herein) pursuant to the terms of this Agreement; and

         WHEREAS, CMSC further desires to grant the Company herewith a right of first refusal to finance CMSC's future acquisition of certain facilities, pursuant to the terms of this Agreement; and

         WHEREAS, CMSC desires to grant to the Company herewith an option under certain circumstances to purchase Future Facilities (as defined herein).

         NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CMSC and the Company hereby agree as follows:

         1. Right of First Refusal (Purchase). The Company shall have a right of first refusal to purchase (hereinafter referred to as the "Purchase Refusal Right") any correctional or detention facility which is acquired or developed, and owned, by CMSC or any of its Affiliates (as defined herein) in the future (hereinafter referred to as the "Future Facilities"), subject to the terms and conditions hereof. If, following the date hereof, CMSC shall receive a bona fide third party offer to Transfer(as hereinafter defined) any Future Facilities, then, prior to accepting such third party offer, CMSC shall send written notice and a copy thereof to the Company ("CMSC's Sale Notice"). The Company shall have ninety (90) days after receipt of CMSC's Sale Notice to exercise the Company's Purchase Refusal Right, by giving CMSC written notice thereof. Failure of the Company to exercise the Purchase Refusal Right within such time period set forth above shall be deemed to extinguish the Purchase Refusal Right for a period of one hundred eighty (180) days. Thereafter, prior to the expiration of such one hundred eighty (180) days, CMSC may Transfer (as hereinafter defined) such Future Facility provided, however, that the Transfer (as hereinafter defined) of the Future Facility is at a price equal to or greater than the price contained in CMSC's Sale Notice, and otherwise consistent in all material respects with the terms and conditions set forth in CMSC's Sale




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Notice. The Company's Purchase Refusal Right shall revive in the event that CMSC fails to Transfer (as hereinafter defined) the Future Facility within said one hundred eighty (180) days. In the event that the Company elects to exercise the Purchase Refusal Right and to acquire the Future Facility thereby, the Company shall acquire such Future Facility on the same terms and conditions and subject to all time periods and other limitations as provided in CMSC's Sale Notice (provided, however, the Company shall in all events have not less than ninety
(90) days to close its acquisition of the Future Facility following its written notice exercising its Purchase Refusal Right).

         Notwithstanding the foregoing provisions, the Purchase Refusal Right shall not be applicable to any Transfer (as hereinafter defined) of a Future Facility to any Affiliate (as hereinafter defined) of CMSC.

         2. Right of First Refusal (Financing). The Company shall have a right of first refusal to provide CMSC with first mortgage financing for CMSC's costs of acquiring, developing or financing any correctional or detention facility (the " Financed Facilities"), subject to the terms and conditions hereof. If, following the date hereof, CMSC determines to acquire, develop or finance any Financed Facility and receives a proposal or commitment from a third party lender to provide financing for at least ninety percent (90%) of the costs of such acquisition or development (or 90% of the value of the Financed Facility in the case of a financing of a facility not being acquired or developed) secured by a first mortgage on such Financed Facility, CMSC shall send written notice and a copy thereof to the Company (the "Financing Notice") and further setting forth in reasonable detail the anticipated terms and conditions of such acquisition, development or financing and such other information regarding the Financed Facility as is reasonably available to CMSC. If the Company, within thirty (30) days after receipt of such Financing Notice, provides a financing commitment on terms substantially similar or more favorable to CMSC than that set forth in such Financing Notice (the "Financing Commitment"), CMSC shall accept the Financing Commitment and acquire, develop or finance the subject Financed Facility, and the financing shall proceed to close in accordance with terms of the Financing Commitment. If the Company does not provide a Financing Commitment, CMSC may proceed to acquire, develop or finance the Financed Facility and may obtain such alternative first mortgage financing for such acquisition, development or financing as it shall desire provided, the terms, conditions and costs of any such alternative first mortgage financing shall be no less favorable to CMSC than those contained in such Financing Notice, unless CMSC shall have again presented the Company with a Financing Notice and complied with the provisions of this Section 2 with respect thereto.

         3. Option. The Company shall have an option to acquire any Future Facility for a period of ten (10) years following the date CMSC first receives inmates in such Future Facility (the "Service Commencement Date"). The price at which the Company may acquire such Future Facility shall be the fair market value of the Future Facility, as reasonably and mutually determined by the Company and CMSC, provided, the Company and CMSC agree that for the first two
(2) years following the Service Commencement Date the fair market value of any such Future Facility shall be deemed to be equal to CMSC's actual costs and expenses to acquire, develop, design, construct and equip such Future Facility ("CMSC's Cost"), as reflected on the books of CMSC, plus five



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percent (5%) of CMSC's Cost. The Company's exercise of such option shall require the Company to acquire such Future Facility on such terms and conditions as the Company and CMSC shall reasonably agree. Upon such acquisition, the Company shall lease such Future Facility to CMSC, and the Company and CMSC shall execute a new lease, or an amendment to the existing lease, with respect thereto (any such new lease or amendment to an existing lease shall constitute an "operating lease" for all tax and accounting purposes). For Future Facilities acquired pursuant to this Paragraph 3, the Base Rent shall be the fair market rental value of such Future Facility, as reasonably and mutually determined by the Company and CMSC.

         4. Definitions. An "Affiliate" as used herein shall mean any Person directly or indirectly controlling, controlled by, or under common control with that Person.

         A "Person" as used herein shall mean and include natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, Indian tribes or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         A "Transfer" is any direct or indirect sale, conveyance or other disposition, including any transfer of a controlling ownership interest in any owning Person, and including any lease with a term in excess of five (5) years.

         5. Term of the Agreement. This Agreement shall be effective upon the consummation of the merger by and between Corrections Corporation of America, a Tennessee corporation, CCA Prison Realty Trust, a Maryland real estate investment trust, and the Company, and shall expire on the earlier to occur of
(i) the expiration or termination of all of the Leases relating to any Future Facilities or (ii) fifteen (15) years from the effective date hereof.

         6. Remedies. In the event CMSC breaches this Agreement, the Company shall have all rights and remedies available at law or in equity and the Company shall be entitled, and is expressly and irrevocably authorized by CMSC, to demand and obtain specific performance, including, without limitation, temporary and permanent injunctive relief, and all other appropriate and equitable relief against CMSC in order to enforce against CMSC any of the covenants and agreements contained in this Agreement and/or to prevent any breach or threat of breach by CMSC of the covenants and agreements of CMSC contained in this Agreement. Should the Company prevail in any action to enforce this Agreement, the Company shall be entitled to recover all of its costs and expenses relating thereto, including reasonable attorney's fees and expenses.

         7. Notices. CMSC and the Company hereby agree that all notices, demands, requests and consents (hereinafter "Notices") required to be given pursuant to the terms of this Agreement shall be in writing and shall be addressed as follows:


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If to CMSC:               Correctional Management Services Corporation
                          10 Burton Hills Boulevard.
                          Nashville, Tennessee 37215
                          Attention: Darrell K. Massengale, Chief Financial Officer

With a copy to:           Stokes & Bartholomew, P.A.
                          424 Church Street, Suite 2800
                          Nashville, Tennessee 37219
                          Attention: Elizabeth E. Moore, Esq.

If to the Company:        Prison Realty Corporation
                          10 Burton Hills Boulevard
                          Nashville, Tennessee 37215
                          Attention: Michael W. Devlin, Chief Operating Officer

With a copy to:           Stokes & Bartholomew, P.A.
                          424 Church Street, Suite 2800
                          Nashville, Tennessee 37219
                          Attention: Elizabeth E. Moore, Esq.

and shall be served by (i) personal delivery, (ii) certified mail, return receipt requested, postage prepaid, or (iii) nationally recognized overnight courier. All Notices shall be deemed to be given upon the earlier of actual receipt or three (3) days after mailing, or one (1) business day after deposit with the overnight courier. Any Notices meeting the requirements of this Section shall be effective, regardless of whether or not actually received. CMSC or the Company may change its notice address at any time by giving the other party Notice of such change.

         8. Captions and Headings. The captions and headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

         9. Governing Law. This Agreement shall be construed under the laws of the State of Tennessee.

         10. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

         11. Time is of the Essence. With respect to all provisions of this Agreement, time is of the essence.



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         12. Recordation. At the option of CMSC or the Company, this Agreement, or a memorandum hereof, may be recorded in the real estate records of any county which the Company or CMSC deems appropriate in order to provide legal notice of the existence hereof.









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         IN WITNESS WHEREOF, CMSC and the Company have executed this Agreement or caused the same to be executed by their respective duly authorized officers as of the date set forth above.



                                       CMSC:

                                       CORRECTIONAL MANAGEMENT SERVICES
                                       CORPORATION


                                       By:
                                          ------------------------------------

                                       Title:
                                             ---------------------------------


                                       COMPANY:

                                       PRISON REALTY CORPORATION


                                       By:
                                           -----------------------------------

                                       Title:
                                              --------------------------------







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STATE OF ________________________________ )
COUNTY OF _______________________________ )

         Before me, _______________________________, a Notary Public of the
State and County aforesaid, personally appeared _______________________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged ______self to be _________________________________ of CORRECTIONAL MANAGEMENT SERVICES
CORPORATION, the within named bargainor, a Tennessee corporation, and that ___he as such _________________________ being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by ____self as ________________________.

         WITNESS my hand and official seal at __________________, _____________________ County, ___________________, this _______ day of
____________________, 1999



                                     ___________________________________________
                                     Notary Public

                                     My Commission Expires: ____________________


STATE OF ________________________________ )
COUNTY OF _______________________________ )

         Before me, ___________________________, a Notary Public of the State and County aforesaid, personally appeared ___________________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged ____self to be ________________________ of PRISON REALTY CORPORATION, the within named bargainor, a Maryland corporation, and that ______ as such _______________________ being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the real estate investment trust by ____self as ________________________________________.

         WITNESS my hand and official seal at __________________, __________________ County, ______________________, this _______ day of
_____________________, 1999.



                                     ___________________________________________
                                     Notary Public

                                     My Commission Expires: ____________________




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